ICF COMMUNICATION SYSTEMS, INC.
                          INDEX TO FINANCIAL STATEMENTS



Report of Independent Auditors                                               1

Balance Sheets at December 31, 1997 and 1996                                 2

Statements of Income for the years ended December 31, 1997 and 1996          3

Statements of Cash Flows for the years ended December 31, 1997 and 1996      4

Notes to Financial Statements                                                5

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors and Shareholders
ICF Communication Systems, Inc.

         We have audited the accompanying balance sheets of ICF Communication Systems, Inc. as of December 31, 1997 and 1996, and the related statements of income and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICF Communication Systems, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                             HOLLANDER, LUMER  & CO. LLP

Los Angeles, California
October 6, 1998

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




                         ICF COMMUNICATION SYSTEMS, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                             1997        1996
                                                             ----        ----

                          ASSETS

CURRENT ASSETS
     Cash (including certificate of deposit
           maturing currently)                            $ 589,379  $  336,371
     Accounts receivable, net of allowance for doubtful
         accounts of $325,444 (1997) and $68,749 (1996)   3,984,808   3,894,089
     Inventories                                            168,343      10,183
     Prepaid expenses and other current assets                7,425      66,778
                                                              -----      ------
            TOTAL CURRENT ASSETS                          4,749,955   4,307,421

PROPERTY AND EQUIPMENT, Net                                 632,567     293,802

OTHER ASSETS
     Deferred income taxes                                  356,075     157,988
     Deposits                                                26,206       1,780
                                                             ------       -----
            TOTAL OTHER ASSETS                              382,281     159,768
                                                            -------     -------

                                                         $5,764,803  $4,760,991
                                                         ==========  ==========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Bank credit line payable                            $        -   $  300,138
     Loans payable to officers                                    -      192,132
     Income taxes payable                                 1,786,488    1,271,669
     Accounts payable                                       459,229      161,791
     Accrued salaries                                       307,138      177,237
     Accrued interest                                       167,671       46,724
     Other current liabilities                              121,435      117,375
                                                            -------      -------
            TOTAL CURRENT LIABILITIES                     2,841,961    2,267,066

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
     Common stock, no par value; authorized - 200,000
        shares; issued and outstanding - 100,000 shares      20,002       20,002
     Retained earnings                                    2,902,840    2,473,923
                                                          ---------    ---------
            TOTAL SHAREHOLDERS' EQUITY                    2,922,842    2,493,925
                                                          ---------    ---------
                                                         $5,764,803   $4,760,991
                                                         ==========   ==========

                 See accompanying notes to financial statements.

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                         ICF COMMUNICATION SYSTEMS, INC.
                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                        1997         1996
                                                        ----         ----

REVENUES
     Service                                      $ 12,851,812    $ 11,514,300
     Material                                        2,427,118       3,404,876
                                                     ---------       ---------
            TOTAL REVENUES                          15,278,930      14,919,176
                                                    ----------      ----------

COST AND EXPENSES
     Cost of service revenues                        9,722,312       8,076,971
     Cost of material revenues                       1,779,327       2,503,585
     Selling, general and administrative             2,099,919       2,243,224
     Compensation of officers                          647,216       1,055,431
     Depreciation                                      138,498          94,281
                                                       -------          ------
            TOTAL COST AND EXPENSES                 14,387,272      13,973,492
                                                    ----------      ----------

INCOME FROM OPERATIONS                                 891,658         945,684

OTHER INCOME (EXPENSE)
     Interest income                                    86,426          17,031
     Interest expense                                 (123,855)        (51,529)
     Loss on disposal of property and equipment        (86,446)         (1,431)
     Other, net                                         (1,434)              -
                                                        ------         -------
        TOTAL OTHER INCOME (EXPENSE)                  (125,309)        (35,929)
                                                      --------         -------

INCOME BEFORE INCOME TAXES                             766,349         909,755

INCOME TAXES                                           337,432         408,343
                                                       -------         -------

NET INCOME                                           $ 428,917    $    501,412
                                                     =========    ============


                 See accompanying notes to financial statements.

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                         ICF COMMUNICATION SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                               1997      1996
                                                               ----      ----

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                            $ 428,917  $  501,412
     Adjustments to reconcile net income to net cash
          Provided by (used in) operating activities
          Depreciation                                       138,498      94,281
          Gain (loss) on disposal of property and equipment   86,446       1,431
          Changes in operating assets and liabilities:
            (Increase) decrease in:
             Accounts receivable                             (90,719)(1,466,217)
             Inventories                                    (158,160)   (10,183)
             Prepaid expenses                                 59,353    (65,387)
             Deferred income taxes                          (198,087)   (49,344)
             Increase (decrease) in:
             Income taxes payable                            514,819    409,471
             Accounts payable                                297,438    161,791
             Accrued salaries                                129,901    177,237
             Accrued interest                                120,947     46,724
             Other current liabilities                         4,060     83,901
                                                               -----     ------
        NET CASH PROVIDED BY (USED IN)
        OPERATING ACTIVITIES                               1,333,413   (114,883)
                                                           ---------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
     Deposits                                                (24,426)         -
     Purchases of property and equipment                    (563,709)  (168,120)
                                                            --------   --------
                  NET CASH PROVIDED BY (USED IN)
                  INVESTING ACTIVITIES                      (588,135)  (168,120)
                                                            --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
     Advances from bank credit line                                -    300,138
     Repayments to bank credit line                         (300,138)         -
     Loans payable to officers                                     -    192,132
     Repayments of loans payable to officers                (192,132)         -
                                                            --------    -------
           NET CASH PROVIDED BY (USED IN)                   (492,270)   492,270
           FINANCING ACTIVITIES                             --------    -------

NET INCREASE IN CASH                                         253,008    209,267
CASH, BEGINNING OF PERIOD                                    336,371    127,104
                                                             -------    -------
CASH, END OF PERIOD                                         $589,379   $336,371
                                                            ========   ========

CASH PAID FOR:
    Interest                                               $  15,671   $ 12,579
    Income taxes                                           $       -   $ 68,916

                 See accompanying notes to financial statements.

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




                         ICF COMMUNICATION SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996




1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Description of Business - ICF Communication Systems, Inc., a California corporation, (the "Company") designs, installs and maintains various office communication systems. Additionally, it provides outsourcing services for its customers.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Cash equivalents - The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The certificate of deposit maturing currently is included in Cash.

         Inventories - Inventories, consisting of various parts and equipment for sale, are stated at lower of cost (determined on a first-in, first-out basis) or market.

         Property and Equipment - Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets which range from five to seven years. Leasehold improvements are amortized on the straight-line method over the term of the lease or the useful life of the asset, whichever is shorter.

         Property and equipment are reviewed for impairment whenever events or circumstances indicate that the asset's undiscounted expected cash flows are not sufficient to recover its carrying amount. The Company measures an impairment loss by comparing the fair value of the asset to its carrying amount. Fair value of an asset is calculated as the present value of expected future cash flows.

         Revenue Recognition - Contract revenue is recognized on the percentage-of-completion method for most long-term contracts and upon performance of contractual obligations for others. Material revenue is generally recognized when the equipment has been shipped and installed.

         Income Taxes - The Company accounts for income taxes utilizing the asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary

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differences  between the basis of assets and  liabilities for financial reporting purposes and tax purposes.

         Concentration of Credit Risk - The Company maintains several bank accounts at one bank. Accounts at an institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The amount in excess of the FDIC limit totaled $917,294 as of December 31, 1997.

         Financial Instruments - The Company's financial instruments include cash, receivables, payables and accrued expenses. The carrying amount of such financial instruments approximates fair value because of the short maturity of these instruments.

         Major Customers - As of December 31, 1997, three customers accounted for approximately 84% of total accounts receivable. As of December 31, 1996, three customers accounted for approximately 95% of total accounts receivable.

         Four customers accounted for approximately 74% of total revenues in 1997. Twenty customers accounted for approximately 95% of total revenues in 1996.

2.   PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at December 31, 1997 and 1996:

                                                        1997          1996
                                                        ----          ----
Vehicles                                              $316,341      $200,490
Furniture and office equipment                         219,084       305,517
Computer equipment                                     175,935          --
Leasehold improvements                                  27,742         7,390
Software                                                39,270          --
Security alarm                                           6,768          --
                                                         -----       -------
                                                       785,140       513,397
Less accumulated depreciation                          152,573       219,595
                                                       -------       -------
                                                      $632,567      $293,802
                                                      ========      ========


3. BANK CREDIT LINE PAYABLE

In October 1996, the Company entered into a $1,000,000 revolving line of credit (the "line of credit") with a Bank. The line of credit was secured by the Company's accounts receivable, deposit accounts and general intangibles and bore interest at the Bank's reference rate plus 0.75%, 9% at December 31, 1996. The line of credit contained certain covenants relating to insurance, records, type of business, purpose, secondary liabilities, acquisition or sale of business, outside indebtedness and compliance with laws. As of December 31, 1996, outstanding borrowings under the line of credit amounted to $300,138. The line of credit was fully repaid in 1997. The line of credit expired on November 1, 1997.

In June 1998, the Company entered into a new $500,000 revolving line of credit ("new line of credit") with the same Bank. The new line of credit is


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


     secured by substantially all assets of the Company and bears interest at the Bank's reference rate plus 0.75%. The line of credit contains certain covenants relating to insurance, records, type of business, purpose, secondary liabilities, acquisition or sale of business, outside indebtedness and compliance with laws. The Company also agrees to provide compiled financial statements within 90 days of each year-end, maintains tangible net worth equal to at least $3,000,000 and maintains a ratio of total liabilities to tangible net worth not exceeding 1:1. The new line of credit will expire on June 1, 1999.

     4.   COMMITMENTS AND CONTINGENCIES

     Operating Leases - The Company leases certain offices under operating leases expiring on various dates through 2002. Total rent expense charged to operations was $108,183 in 1997 and $101,744 in 1996. At December 31, 1997, the minimum future rental commitments under non-cancelable leases payable over the remaining terms of the leases are:

                    Years Ending December 31,
                              1998                                    $202,106
                              1999                                     160,581
                              2000                                     142,168
                              2001                                      91,428
                              2002                                      83,809
                              ----                                      ------
                                                                      $680,092
                                                                      ========

     Employment Agreements - At December 31, 1997, the Company had no employment agreements. (See Note 8 - Subsequent Events)

     5.   TRANSACTIONS WITH RELATED PARTIES

     Loans payable to officers consisted of the following at December 31, 1996:

     Charles  Lincoln,  the  Company's  Chairman;
     accrued  interest  of $6,363; accrued loan fees of $2,403,
     principal balance of                                               $ 96,132

     William Burns, the Company's President;
     accrued interest of $6,216; accrued loan fees of $2,400,
     principal balance of                                                 96,000
                                                                          ------
                                                                       $ 192,132
                                                                       =========

     The loans payable to officers, including all accrued interest and loan fees, were fully repaid in January 1997.

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     6.   DEFINED CONTRIBUTION PLAN

     In April 1994, the Company established a defined contribution plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code. In April 1997, the Plan was amended so that all employees are eligible to participate in the Plan after completing three months of service (formerly one year) and attaining the age of 21. To be entitled to an allocation of employer contributions, a participant must complete 1,000 hours of service during the Plan year and must be employed by the Company on the last day of the Plan year. Employees electing to participate in the Plan may contribute up to 20% of their annual compensation. Contributions to the Plan are limited to the maximum amount allowable under the provisions of the Internal Revenue Code. The Company may choose to make contributions to the Plan at its discretion. No discretionary contributions were made for the year ended December 31, 1997 and 1996.

     7.   INCOME TAXES

     The components of income taxes were as follows for the years ended December 31, 1997 and 1996:

     1997                                 Federal       State        Total
     ----                                --------      -------     --------

     Current                            $ 428,332    $ 107,187    $ 535,519
     Deferred                            (164,949)     (33,138)    (198,087)
                                         --------      -------     --------
                                        $ 263,383    $  74,049    $ 337,432
                                        =========    =========    =========

     1996
     ----
     Current                            $ 359,251    $  98,436    $ 457,687
     Deferred                             (38,671)     (10,673)     (49,344)
                                          -------      -------      -------
                                        $ 320,580    $  87,763    $ 408,343
                                        =========    =========    =========

     In June 1998, the Company agreed to Income Tax Examination Changes by the Internal Revenue Service ("IRS") which resulted in additional income tax liabilities to the IRS for years 1995, 1996 and 1997 of $1,114,827. At December 31, 1997, the Company had income tax liabilities of $1,410,032 to the IRS and $376,456 to the State. Interest of approximately $167,671 was also accrued as of December 31, 1997.

     The components of deferred tax assets were as follows at December 31, 1997 and 1996:

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                                                            1997       1996
                                                            ----       ----
State income taxes                                      $127,995   $ 93,149
Accrued interest                                          71,830     14,785
Allowance for doubtful accounts                          139,420     29,768
Accrued vacation                                          13,224     20,286
Others                                                     3,606       --
                                                           -----    -------
                                                        $356,075   $157,988
                                                        ========   ========


Based on the Company's earnings history and the expectation of continuing increases in its business, it is probable that future taxable income will be sufficient to realize the $356,075 deferred tax assets.

The actual tax expense differs from the expected tax expense, computed by applying the Federal corporate tax rate of 34% to income before income taxes, as follows:

                                                            1997        1996
Expected statutory tax expense                         $ 260,559    $309,317
Net tax effect of permanent differences                   18,176      14,692
State income taxes, net of federal tax effect             48,872      57,924
Others                                                     9,825     26,410
                                                          ------      ------
                                                       $ 337,432    $408,343
                                                       =========    ========

8. SUBSEQUENT EVENTS

On August 17, 1998, COMC, Inc., an Illinois corporation, ("COMC") consummated the acquisition of the Company. Under the terms of the Agreement and Plan of Merger dated July 24, 1998 (as amended on August 3, 1998, the "Agreement"), the Company merged with and into a wholly-owned subsidiary of COMC that had been especially organized for purposes of this transaction (the "Merger"). In connection with the Merger, the Company's name will be changed to ICF Communication Solutions, Inc. In consideration for the Merger, the two principals of the Company received an aggregate payment valued at $14,000,000, as follows: $1,500,000 in cash at the closing of the transaction; $1,500,000 in promissory notes due and payable January 5, 1999, secured by all accounts receivable of the Company; $1,000,000 in promissory notes due and payable January 4, 1999; $1,000,000 in promissory notes due and payable August 17, 1999; and 6,493,506 shares of COMC's common stock valued at $9,000,000 or $1.386 per share. COMC has agreed to use its best efforts to register the shares of common stock issued in connection with the Merger.

In addition, under the Agreement, Messrs. Charles Lincoln and William Burns, the principal shareholders and executive officers of the Company, were elected to COMC'c Board of Directors and were appointed Chairman and President of ICF Communication Solutions, Inc., pursuant to two-year employment agreements with each of Mr. Lincoln and Burns, providing, among

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     other things,  for annual salaries of $135,000 as well as annual bonuses at the discretion of COMC's Board of Directors.


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